EXHIBIT (5)

   LESTER YUDENFRIEND, ESQ.
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                                                       1133 Broadway, Suite 321
                                                       New York, NY 10010
                                                      (212) 645-4255
                                                      (212) 645-4322 fax

May 1, 2001

Board of Directors
Bodyguard Records.com, Inc.
138 Fulton Street

New York, NY 10038

Gentlemen:

            You have requested my opinion as special securities counsel for Bodyguard Records.com, Inc., a Delaware corporation ( the "Company"), in connection with the Registration Statement on Form SB-2 No. 333-40444 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act') with respect to the legality of a minimum of 100,000 and a maximum of 400,000 shares of the Company's common stock, $.001 par value per share (the "Shares"), which are being registered in the Registration Statement.

            I have examined such corporate records and other documents and have made such examination of law as I have deemed relevant in connection with this opinion. My examination of matters has been limited to the Delaware General Corporation Law.

            Based upon the foregoing, I am of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Registration Statement, and receipt of the purchase price therefor as specified in the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable in accordance with all applicable provisions of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions interpreting the same.

            I hereby consent (a) to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering, including with respect to the issuance of the Shares; and (b) to the filing of this opinion as an exhibit to the Registration Statement.




Very truly yours,


/s/ Lester Yudenfriend
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Lester Yudenfriend, Esq.